This report is signed on behalf of the registrant (or depositor or trustee).

City of: CHICAGO          State of: ILLINOIS            Date:  February 26, 1999

Name of Registrant, Depositor, or Trustee:  PPM AMERICA FUNDS

By (Name and Title):                         Witness (Name and Title):


/s/ Mark B. Mandich                          /s/ Mark D. Nerud
-------------------                          -----------------
MARK B. MANDICH                              MARK D. NERUD
CHIEF FINANCIAL OFFICER &                    SECRETARY & ASSISTANT
TREASURER                                    TREASURER